UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Disclosure provided below under Item 5.02(e) is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)	Not applicable.

(b) On September 24, 2007, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced the resignation of Peyton J. Marshall, Ph.D. as the Company’s Executive Vice President and Chief Financial Officer, effective September 21, 2007, to pursue other opportunities and outside personal interests. The Company has initiated a search for a new Chief Financial Officer. A press release announcing Dr. Marshall’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) Effective September 21, 2007, Robert B. Pelletier, the Company’s Vice President, Finance, has assumed responsibilities as Acting Principal Accounting Officer as he has done in the past for Panacos and other companies. Mr. Pelletier will also assume the responsibility to sign the Company’s periodic reports to the Securities and Exchange Commission as the Company’s principal financial officer. Robert B. Pelletier, CPA, MBA, age 55, has served as the Company’s Vice President, Finance since August 2006, and served as the Company’s Acting Principal Accounting Officer from August 2006 until January 2007. From March 2003 to August 2006, Mr. Pelletier was at EPIX Pharmaceuticals, where most recently he served as Executive Director, Finance and Principal Accounting Officer. From July 2000 to March 2003, Mr. Pelletier was Senior Director of Finance at The Medicines Company. Prior to July 2000, Mr. Pelletier spent over nine years as Controller and subsequently Vice President of Finance at AverStar Inc., a software company that provided engineering and software services, products/tools and integrated system solutions to government and commercial customers, and 11 years at Textron, Inc. in various accounting and finance roles. Mr. Pelletier holds a BS in Accounting from the University of Rhode Island, an MBA from Bentley College and is a Certified Public Accountant.

(d) Not applicable.

(e) The Company has entered into a Separation Agreement (the “Agreement”) with Dr. Marshall in connection with his resignation. Pursuant to the Agreement, the Company agreed to provide Dr. Marshall with (i) a payment of six months of Dr. Marshall’s gross annual base salary of $275,000 (less all applicable deductions), (ii) a lump sum payment of $39,781, which is equal to 50% of Dr. Marshall’s targeted annual cash bonus pro-rated for the portion of 2007 in which he has been employed by the Company (less all applicable deductions, plus an additional potential payment should the Company subsequently determine that the Company’s performance against its corporate goals for 2007 exceeded 50%), and (iii) a twelve month period during which Dr. Marshall may exercise his options to purchase the Company’s common stock that were exercisable as of September 21, 2007. In the event that Dr. Marshall chooses to exercise his right under COBRA to continue his participation in the Company’s medical, dental and vision insurance plan, the Company shall pay its normal share of the costs for such coverage for a period of six months beginning on September 21, 2007. Under the Agreement, Dr. Marshall shall cooperate fully with the Company (not to exceed four hours per month) in answering questions and providing information as requested, in connection with any matter or event relating to his employment for six months following September 21, 2007.

(f) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Separation Agreement by and between the Company and Dr. Marshall, dated as of September 21, 2007.

99.1	Press release of the Company announcing Dr. Marshall’s resignation, dated as of September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: September 25, 2007	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between the Company and Dr. Marshall, dated as of September 21, 2007.

99.1	Press release of the Company announcing Dr. Marshall’s resignation, dated as of September 24, 2007.